UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-15399 (Commission File Number)	36-4277050 (IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (847) 482-3000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 18, 2013, Packaging Corporation of America (the “Company”) entered into a senior unsecured Credit Agreement with Bank of America, N.A., as administrative agent, and various other lenders providing for a total of $1.65 billion in financing, consisting of a $350,000,000 five year revolving credit facility, a $650,000,000 five year term loan facility and a $650,000,000 seven year term loan facility.

The revolving credit facility permits the Company to obtain loans and letters of credit for working capital and other general corporate purposes. The proceeds of the term loan facilities are available only to complete the acquisition of Boise Inc. (“Boise”), to pay debt of Boise and its subsidiaries and to pay related costs and expenses. The obligations of the Company under the Credit Agreement will be guaranteed by all material subsidiaries of the Company. The Company expects to fully draw down the term loan facilities at the time of the closing of the Boise acquisition.

Loans under the Credit Agreement bear interest at an annual rate of, at the Company’s option, either (a) the sum of (i) the applicable LIBOR rate for interest periods of one, two, three or six months plus (ii) the applicable margin described below or (b) the sum of (i) the highest of (A) Bank of America, N.A.’s publicly announced “prime rate”, (B) the overnight federal funds rate plus 0.50% and (C) one month LIBOR plus 1.00% (such highest rate, the “base rate”) plus (ii) the applicable margin described below. The applicable margin is determined based upon the public ratings of the Company’s senior long-term unsecured debt and ranges from (a) in the case of LIBOR loans, 1.125% to 1.700% for revolving loans, 1.250% to 2.00% for five year term loans and 1.500% to 2.250% for seven year term loans, and (b) in the case of base rate loans, 0.125% to 0.700% for revolving loans, 0.250% to 1.00% for five year term loans and 0.500% to 1.250% for seven year term loans.

The Credit Agreement contains customary affirmative and negative covenants, including limitations on liens, mergers and consolidations, sales of assets and subsidiary indebtedness. The Credit Agreement has two financial covenants, a maximum ratio of debt to EBITDA and a minimum interest coverage ratio, each calculated on a consolidated basis.

The Company may prepay loans under the Credit Agreement at any time without premium or penalty.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events

On October 15, 2013, the Company executed an underwriting agreement (the “Underwriting Agreement”) with the underwriters named therein to sell $700,000,000 in aggregate principal amount of 4.500% Senior Notes due 2023. The closing of the offering is expected to occur on or about October 22, 2013. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index immediately preceding such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA

Dated: October 22, 2013	By:	/s/ Kent A. Pflederer
		Name:	Kent A. Pflederer
		Title:	Senior Vice President—Legal and Administration, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated October 15, 2013.

4.1	Officers’ Certificate, dated October 22, 2013, pursuant to Section 301 of the Indenture, dated July 21, 2003, by and between Packaging Corporation of America and U.S. Bank National Association (executed Notes filed under Exhibit 4.2 hereto).

4.2	4.500% Senior Notes due 2023.

5.1	Opinion of Mayer Brown LLP, dated October 22, 2013.

10.1	Credit Agreement, dated October 18, 2013, by and among the Company, as borrower, the initial lenders named therein and Bank of America, N.A., as agent (incorporated herein by reference to Exhibit (b)(2) of Amendment No. 6 to the Company’s Schedule TO filed on October 21, 2013).

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).